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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Exelon Corporation of our report dated January 28, 2004 relating to the financial statements, which appears in the Exelon Corporation 2003 Annual Report to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the incorporation by reference of our report dated January 28, 2004 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Chicago, IL
February 8, 2005